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                                                                    EXHIBIT 21
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                              LIST OF SUBSIDIARIES

      The subsidiaries of the Registrant and their respective jurisdictions are as follows:

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SUBSIDIARY                                   JURISDICTION
----------                                   ------------
Leiner Health Services Corp.                 Delaware

VH Holdings Inc.                             Manitoba (Canada)

Vita Health Products Inc.                    Manitoba (Canada)

64804 Manitoba Ltd.                          Manitoba (Canada)

Westcan Pharmaceuticals Ltd.                 Manitoba (Canada)

Leiner Health Products FSC. Inc.             Barbados
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